                                                                    EXHIBIT 10.0


                             The Galbreath Company
                             ---------------------
                              OF CALIFORNIA, INC.
       2860 Zanker Road, Suite 102, San Jose, CA 95134 TEL 408-434-0484
                               FAX 408-434-6971



December 13, 1996



Business Object, Inc.
2870 Zanker Road
San Jose, CA 95134


                                                        CERTIFIED MAIL
RE:  Lease Dated: January 18, 1996                      Return Receipt Requested
                                                        ------------------------



This is to notify you that Metropolitan Life Insurance Company ("Metropolitan") has sold its interest in Lincoln Park and in connection therewith has assigned its interest as Landlord under your Lease to Spieker Properties, L.P. Metropolitan has also transferred to Spieker Properties, L.P. the security deposit held by Metropolitan under the Lease in the amount of $90,754.05.

Please acknowledge receipt of this letter by signing the enclosed copy where indicated below and return the signed copy to Metropolitan in the enclosed envelope. Please direct all future rental and other payments and communications under your Lease to SPIEKER PROPERTIES, L.P., 2180 SAND HILL ROAD, SUITE 200, MENLO PARK, CALIFORNIA 94025, ATTENTION: DELAINE QUINTAL.

The Galbreath Company of California, Inc.
as Independent Contractor for
Metropolitan Life Insurance Company ("Seller")



/s/ Leas Santos
Lea Santos, Property Manager


RECEIPT ACKNOWLEDGED:



By:

Date:

         TO THE LEASE AGREEMENT DATED JANUARY 18, 1996 BY AND BETWEEN
                 METROPOLITAN LIFE INSURANCE COMPANY, AS OWNER
                                      AND
                      BUSINESS OBJECTS, INC. , AS LESSEE
                              2870 ZANKER ROAD.,
                          SAN JOSE, CALIFORNIA 95134

                                AMENDMENT NO. 1
                                  PAGE 1 OF 1



          This Amendment to Lease is entered into this 7th day of August, 1996 between METROPOLITAN LIFE INSURANCE COMPANY, as Owner (hereinafter called "Lessor"), and BUSINESS OBJECTS, INC., (hereinafter called "Lessee".)

          WHEREAS the parties hereto desire to amend that certain Lease made by the Parties on January 18, 1996, for the Premises located at 2870 Zanker Road, San Jose, California 95134.

          NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the parties agree as follows:


     1. TERM: The term shall commence June 28,1996 and shall expire on June 30, 2001.


     2. RENT: $87,826.50 per month payable on the first day of each month until December 31, 1998 then to $90,754.05 per month payable on the first day of each month until June 30, 2001.


          Except as set forth in this Amendment, all terms and conditions of the Lease and its amendments shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date and year first above written.


LESSOR:

METROPOLITAN LIFE INSURANCE COMPANY
a New York corporation



By: /s/                                                Dated:


Its: Assistant Vice President



LESSEE:

BUSINESS OBJECTS, INC.
a Delaware corporation



By: /s/                                                Dated:


Its:

                         TENANT'S ESTOPPEL CERTIFICATE
                         -----------------------------


TO:     Spieker Properties, L.P.
        2180 Sand Hill Road, Ste. 200
        Menlo Park, CA 94025
        ("Purchaser")

FROM:   Met-Montague Park
        2860-2890 Zanker Road, San Jose, CA 95134
        2833-2841 Junction Avenue, San Jose, CA. 95134
        (the "Premises")

     The undersigned (the "Tenant") understands that Purchaser is presently negotiating the purchase of certain real property commonly known as Met Montague
                                                                    ------------
Park (the "Property") of which Tenant is a tenant.  Lessee hereby certifies the
----
following information with respect to the lease (the "Lease", including any amendments to or modifications of the same) under which Tenant is a tenant and agrees that Purchaser may rely upon this Certificate in purchasing the Property:

     1. The Lease is in full force and effect and has not been modified or amended except as specifically set forth in item 6 below.

     2. a) Tenant asserts no claim of default or offset or defense against the payment of rent or other charges payable by the Lessee and asserts no claim against Landlord under the Lease in regard to the Premises. To the best of Tenant's knowledge and belief, there is no default by Landlord under the Lease and no event has occurred that, with the passage of time or the giving of notice, or both, would constitute a default by Landlord under the Lease. Except as follows:

                                      None

          b) Tenant has no existing dispute against Landlord regarding any amount owing or to be paid or with respect to any other matter under the Lease, other than:
                                      None

     3. All fixed minimum rental has been paid to the end of the current calendar month, which is October, 1996 and no rent under the Lease has been paid more than one month in advance of its due date.

     4. Tenant certifies that it is required to pay a pro rata share of real property taxes and insurance, as well as a pro rata share of the common area expense above the "Base Year Amount" or "Base Amount" as follows:


        Taxes                    19.02% of project; 100% of building.
        Insurance                19.02% of project; 100% of building.
        Common Area Expense      19.02% of project; 100% of building.


     5.   The Premises comprise 58,551 square feet of space.

     6. The date of the original Lease is January 18, 1996. The dates of any amendments or modifications are as follows: Amendment No. 1 dated January 18,
                                            ------------------------------------
1996.
     7.   Lease term commenced on June 28, 1996 and terminates on June 30, 2001.
                                  -------------                   ------------
     8.   The current annual fixed minimum rent is $ 1,053,918.00.
                                                     --------------
     9.   The Lease provides for an option(s) to renew the term as follows: One
                                                                            ---
option to extend for additional five (5) years at rental rate of $1,089,048.86
------------------------------------------------------------------------------
annual or "Market Rent" whichever is greater.
--------------------------------------------

     10.  The Lease contains no first right of refusal, option to expand, option
to terminate, except as follows:                                None

     11.  A security deposit of $ 90,754.05 has been paid to Landlord.
                                  -----------

     12. Tenant is not in default under the Lease nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default or breech by Tenant. Tenant is current in the payment of taxes, utilities, common area maintenance payments, and other charges required to be paid by Tenant. Except as follows:

                                      None


     13. The improvements and space required to be furnished according to the Lease have been duly delivered by Landlord and accepted by Tenant, except as follows:

                                      None

     14.  Tenant is entitled to the non-exclusive use of 234 parking spaces and
                                                         ---
the exclusive use of 0 parking spaces.
                     -

                                      None

     15. Tenant is not entitled to any concessions, rebates, allowance or free rent for any period after this certification, except as follows:
None

     16. Tenant has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the Premises, except as follows: Sublease dated August 12, 1996, Subtenant: Arbor Software
            ---------------------------------------------------------
Corporation.
-----------

     17. Tenant has not received notice of any assignment, hypothecation, mortgage, or pledge of Lessor interest in the Lease or the rents or other amounts payable thereunder, except as follows:
None

     18. Tenant represents that no Hazardous Material has been used, treated, stored or disposed of on the Premises or, to Tenant's best knowledge, on the Property, except in compliance with all federal, state, regional and local laws, statutes, regulations, rules, requirements and orders applicable to Hazardous Materials and the environment. Tenant represents that it does not have any permits or identification numbers issued by the United States Environmental Protection Agency or by any state, county or municipal agencies with respect to its operations on the Premises, except those listed below. For the purposes hereof, the term "Hazardous Material" shall mean any substance, chemical, waste or other material which is listed, defined or otherwise identified as "hazardous" or "toxic" under any federal, state, local or administrative agency ordinance or law or any regulations, order, rule or requirement adopted thereunder, as well as any petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids; liquefied natural gas or synthetic gas usable as fuel, and "source," "special nuclear" and "by-product" material as defined in the Atomic Energy Act of 1985, 42 U.S.C. paragraph 3011 et seq.
                                                                   ------

List all permits and identification numbers:

                                      None


     19. Tenant recognizes and acknowledges it is making these representations to Purchaser with the intent that Purchaser may rely hereon and as a material inducement to purchase the Property.

     20. The provisions of this Certificate shall be binding upon and inure to the benefit of the successors, assigns, personal representatives and heirs of Tenant and Purchaser.

                                    TENANT:
                                    Business Object, Inc.
                                    a Delaware corporation
                                    Building 2870



                                    By: /s/ Elizabeth M. Berecz
                                    Its:  Vice President, Finance &
                                          Administration
                                          Elizabeth M. Berecz
                                                  Oct. 17, 1996

                                 LINCOLN PARK
                                LEASE AGREEMENT
                            BASIC LEASE INFORMATION



LEASE DATE:     January 18, 1996


LESSOR:         METROPOLITAN LIFE INSURANCE COMPANY


LESSEE:         BUSINESS OBJECTS, INC. a Delaware corporation


PREMISES:       The Premises referred to in this Lease are located at
                2870 Zanker Road, San Jose, California 95134
                and consist of approximately 58,551 rentable square feet of space. Lessee's Proportionate Share of Building: 100%
                Lessee's Proportionate Share of Park:  19.02%


TERM:           The term shall commence on:  May 1, 1996
                and shall expire on:      April 30,2001


RENT: $87,826.50 per month payable on the first day of each month until October 31, 1998 then to $90,754.05 per month payable on the first day of each month until April 30, 2001.


USE:            Lessee shall use the Premises solely for general office uses.


SECURITY
DEPOSIT:        $90,754.05


PARKING: Lessee shall have use of two hundred thirty four (234) undesignated parking stalls.


BROKER:         CB Commercial and Colliers Parrish International, Inc.

                               TABLE OF CONTENTS



PARAGRAPH DESCRIPTION                             PAGE NUMBER
      1.  PREMISES....................................  3
      2.  ACCEPTANCE OF PREMISES......................  3
      3.  COMMON AREAS................................  3
      4.  POSSESSION..................................  3
      5.  RENT........................................  3
      6.  SECURITY DEPOSIT............................  4
      7.  OPERATING EXPENSES..........................  4
      8.  PERSONAL PROPERTY TAXES.....................  5
      9.  SERVICES AND UTILITIES......................  5
     10.  USE.........................................  6
     11.  COMPLIANCE WITH THE LAW.....................  7
     12.  ALTERATIONS AND ADDITIONS...................  8
     13.  REPAIRS AND MAINTENANCE.....................  8
     14.  WASTES......................................  8
     15.  LIENS.......................................  8
     16.  ASSIGNMENTS AND SUBLETTING..................  9
     17.  INDEMNITY................................... 10
     18.  DAMAGE TO PREMISES OR BUILDING.............. 10
     19.  LIMITATION OF LIABILITY..................... 10
     20.  LESSEE'S INSURANCE.......................... 10
     21.  AD VALOREM TAXES............................ 11
     22.  WAIVER...................................... 11
     23.  ENTRY BY LESSOR............................. 11
     24.  CASUALTY DAMAGE............................. 12
     25.  CONDEMNATION................................ 13
     26.  LESSEE'S DEFAULT............................ 14
     27.  REMEDIES FOR LESSEE'S DEFAULT............... 14
     28.  SURRENDER OF PREMISES....................... 15
     29.  DEFAULT BY LESSOR........................... 16
     30.  PARKING..................................... 16
     31.  ESTOPPEL CERTIFICATE........................ 16
     32.  SALE OF PREMISES............................ 16
     33.  SUBORDINATION, ATTORNMENT................... 16
     34.  AUTHORITY OF PARTIES........................ 17
     35.  BROKERS..................................... 17
     36.  HOLDING OVER................................ 17
     37.  RULES AND REGULATIONS....................... 17
     38.  INTENTIONALLY DELETED....................... 18
     39.  OPTION TO EXTEND............................ 18
     40.  GENERAL PROVISIONS.......................... 19
     41.  NOTICES..................................... 21



LIST OF EXHIBITS


     A.   SITE PLAN AND EXISTING FLOOR PLAN
     B.   WORK LETTER AND CONSTRUCTION AGREEMENT (ALLOWANCE)
     C.   RENT SCHEDULE
     D.   SUMMARY OF COVENANTS, CONDITIONS AND RESTRICTIONS
     E.   RULES AND REGULATIONS

                                LEASE AGREEMENT



     This Lease is made and entered into as of the Lease Date defined on page 1. The Basic Lease Information set forth on page 1 and this Lease are and shall be construed as a single instrument.

     1 . PREMISES: Lessor hereby leases to Lessee and Lessee hereby leases from Lessor upon the terms and conditions contained herein the Premises in the Building included in Lincoln Park, which are more particularly described in Exhibit A attached hereto and made a part hereof (the "Premises") and the tenant improvements (the "Tenant Improvements") thereon to be constructed in accordance with Exhibit A attached hereto and made a part hereof. As hereinafter used in this Lease, the term "Building" shall refer to the entire structure in which the Premises are located, the term "Lot" shall refer to the Assessor's tax parcel on which the Building is situated, and the term "Park" shall refer to the Lincoln Park project as shown on Exhibit A.

     2. ACCEPTANCE OF PREMISES: Lessee's taking possession of the Premises shall constitute Lessee's acknowledgment that the Premises are in good condition and that the Tenant Improvements are constructed in accordance with the criteria set forth in Exhibit A.

     3. COMMON AREAS: The term "Common Areas" shall refer to all areas and facilities outside the Premises and within the Park that are provided and designated by Lessor from time to time for the general nonexclusive use of Lessor, Lessee, and of other lessees in the Park and their representative employees, suppliers, shippers, customers, and invitees. Lessor hereby grants to Lessee, during the term of this Lease, the nonexclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rules, regulations, and restrictions, governing the use of the Park. Under no circumstances shall the right granted herein to use the Common Areas be deemed to include the right at any time to make alterations in or additions to the Park and to the Common Areas.

     4.   POSSESSION:

          a. Lessor shall deliver possession of the Premises to Lessee on the later of the term commencement date as set forth in the Basic Lease Information on page 1 (the "Commencement Date"), or the date when the Premises are substantially complete. For purposes of the foregoing, the Premises shall be deemed to be substantially complete on the earlier of (i) the issuance of a certificate of occupancy by the City of San Jose, or (ii) when Lessee has direct access to the Premises with building services ready to be furnished to the Premises and all construction to be provided by Lessor, as set forth in Exhibit A, has been completed, with the exception of "punchlist" or similar corrective work. If the Premises are not substantially complete for any reason by the Commencement Date, or if Lessor is unable to deliver possession because a previous occupant is holding over, or for any other reason beyond the reasonable control of Lessor, Lessor shall not be liable for any claims, damages, or liabilities in connection therewith or by reason thereof. Provided that such delay has not been caused by an act, failure to act, or any other omission of Lessee, rent shall be abated during the period between the Commencement Date and the time when Lessor delivers possession, and the term shall be extended by the length of time between the Commencement Date and the date Lessor delivers possession of the Premises, which date shall be confirmed in writing by Lessor and Lessee. Notwithstanding the foregoing, if Lessee is to construct the Tenant Improvements, the Lease shall commence and Lessor shall deliver possession of the Premises on the Commencement Date, regardless of whether or not Lessee has completed the Tenant Improvements.

          b. In the event that Lessor permits Lessee to occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all the provisions of this Lease.

     5. RENT: Lessee agrees to pay to Lessor as rent for the Premises (the "Rent"), without prior notice or demand, the amount of Rent set forth in the Basic Lease Information on page 1 and as shown on the Rent Schedule attached hereto as Exhibit C and made a pan hereof Rent shall be payable on or before the first day of each month throughout the term of the Lease, except that the first month's Rent shall be paid upon the execution of this Lease. Rent for any period during the term hereof which is for less than one (1) month shall be a prorated portion of the monthly installment based upon a thirty (30) day month. Rent shall be paid in full without abatement, deduction, or offset.

Lessee shall pay Rent to Lessor at 101 Lincoln Centre Drive, Foster City, California 94404, or to such other person or at such other place as Lessor may from time to time designate in writing. Rent as set forth on page 1 and on Exhibit C includes Lessee's share of Operating Expenses as specified in paragraph 7, taxes as specified in paragraph 8, and utilities referred to in paragraph 9 below, and the term "Rent" whenever used herein refers to all of these amounts.

The Rent has been established in contemplation that Lessee -will occupy the Premises for the entire term. In the event of an assignment or sublease of the Lease, Lessor and Lessee have agreed that Lessor shall have the rights provided in paragraph 16 of this Lease and Lessee expressly acknowledges and agrees that such agreement was a material inducement to Lessor in establishing the Rent and that Lessor has relied on this agreement in executing this Lease.

     6. SECURITY DEPOSIT: Upon execution of this Lease, Lessee shall deposit with Lessor the sum shown in the Basic Lease Information on page 1 as security for the full and faithful performance by Lessee of the provisions of this Lease (the "Security Deposit"). If Lessee is in default, Lessor may use the Security Deposit, or any portion of it, to cure the default or to compensate Lessor for all damage which Lessor may suffer by reason of Lessee's default. Lessee shall immediately on demand pay to Lessor a sum equal to the portion of the Security Deposit expended or applied by Lessor as provided in this paragraph so as to maintain the Security Deposit in the sum initially deposited with Lessor. At the expiration or termination of this Lease, Lessor shall return the Security Deposit to Lessee, less such amounts as are reasonably necessary to remedy Lessee's defaults in payment of Rent, to repair damages to the Premises caused by Lessee, or to clean the Premises upon such termination, as soon as practicable thereafter. Lessor's obligations with respect to the Security Deposit are those of a debtor and not a trustee. Lessor can maintain the security deposit separate and apart from Lessor's general funds or can commingle the Security Deposit with Lessor's general and other funds. Lessor shall not be required to pay Lessee interest on the Security Deposit.

     7. OPERATING EXPENSES: In addition to the Rent, Lessee shall pay currently Lessee's proportionate share of all increases in the Operating Expenses above the Base Amount. The Base Amount shall be determined by actual Operating Expenses for the period from May 1, 1996 to April 30, 1997 per the total square feet of the park. Lessee's Proportionate Share is that percentage set forth in the Basic Lease Information on page I as Lessee's Proportionate Share of the Park and/or Lessee's Proportionate Share of the Building and/or Lessee's Proportional Share of the Lot. The term "Operating Expenses" means the total amounts paid or payable by Lessor or others on behalf of Lessor in connection with the ownership, maintenance, repair, and operation of the Premises, the Building, and the Park, and includes, but is not limited to, the amount paid for all hot and cold water; sewer service charges; the amount paid for lighting; the amount paid for heating and air conditioning; the amount paid for all labor and/or wages and other payments, including cost to Lessor of workers' compensation and disability insurance, payroll taxes, welfare, and fringe benefits made to janitors, employees, budding managers, contractors, and subcontractors of the Lessor to the extent involved in the operation, maintenance, repair, and restoration of the Building or the Park; the cost of maintenance and repair of the roof, landscaping, sidewalks, driveways, parking lots, fences and other exterior Common Areas; modifications to the Building occasioned by any rules, regulations, or laws effective subsequent to the Commencement Date; permits, licenses, and certificates necessary to operate and manage the Building; managerial fees and managerial, administrative, and telephone expenses related to the Building; the total charges of any independent contractors employed in the care and operation, maintenance, leasing, cleaning, repair, and restoration of the Building and the Park landscaping; the amount paid for all supplies, tools, equipment, and necessities which are occasioned by everyday wear and tear; the cost of window and exterior wall cleaning and painting; the cost of accounting services necessary to compute the Rent and charges payable by tenants; legal, inspection, and consulting services; the amount paid for premiums for all insurance required from time to time by Lessor or Lessor's mortgagees and real property taxes applicable to the Lot, improvement, fixtures and equipment included within the Lot The term "Taxes" includes any form of assessment, general, special, ordinary or extraordinary, commercial rental tax, improvement bond or bonds, license fee, license tax, rental tax, levy, penalty, or tax other than personal income tax, inheritance or estate taxes imposed by any authority having the direct or indirect power of tax, including any city, county, state, or federal government, or any school, agricultural, lighting, drainage, or other improvement district thereof, as against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, as against Lessor's right to Rent or other income therefrom, or as against Lessor's business of leasing the Premises or the occupancy of Lessee, or any other tax, fee, or excise, however described, including any value added tax, or any tax imposed in substitution, partially or totally, for any of the foregoing or otherwise. Taxes shall also include reasonable legal fees and costs incurred in connection with proceedings to contest, determine, or reduce taxes.

Lessee acknowledges that Lessor shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or Park. Should Lessor elect to provide security protection for the Park, the cost of guards and other protection services shall be included within the definition of Operating Expenses.

Operating expenses shall not, however, include interest on debt, capital retirement of debt, depreciation, expenses properly chargeable to capital account except for capital expenditures primarily designed to reduce operating expenses or as required or reasonably requested by governmental authority (which capital expenditures shall be amortized over such reasonable period not exceeding five (5) years, as Lessor shall determine), and expenses directly chargeable by the Lessor to any tenant or Lessor's initial construction cost of the Project, real estate brokerage and leasing commissions, advertising and marketing expenses and Lessor's or Lessor's property manager's corporate general overhead or corporate general administrative expenses. The reference to "Building" in this paragraph shall include all corridors, lobbies, sidewalks, loading areas, and parking areas, if any, and driveways and other public areas in or around the Building. Notwithstanding the provisions of this paragraph 7, Lessee agrees that any cost or expense which arises from Lessee's particular use or occupancy of the Building shall be paid in full by Lessee upon demand from Lessor.

Failure of Lessee to pay any of the foregoing amounts and charges shall constitute a default under the terms hereof in like manner as failure to pay Rent when due.

Lessor may estimate such increases as of the beginning of each calendar year and require Lessee to pay one-twelfth (1/12) of such estimated amount as Additional Rent hereunder as of the first day of each month. Not later than March 31st of the following calendar year or as soon thereafter as reasonably possible, including the year following the year in which this Lease terminates, Lessor shall endeavor to furnish Lessee with a true and correct accounting of actual costs with respect to the items set forth above which accounting shall be binding on Lessee, and within thirty (30) days of Lessor's delivery of such accounting, Lessee shall pay to Lessor the amount of any underpayment. Notwithstanding the foregoing, failure by Lessor to give such accounting by such date shall not constitute a waiver by Lessor of its right to collect Lessee's share of any underpayment. Lessor shall credit the amount of any overpayment of Lessee toward the next estimated monthly installment(s) falling due, or where the term of the Lease has expired, refund the amount of overpayment to Lessee. Lessor may upon notice to Lessee change from a calendar year period for estimating Operating Expenses to any other twelve (12) consecutive month period, and in the event of any such change Lessee's proportionate share of Operating Expenses shall be equitably adjusted.

Tenant shall have the right to audit the books and records of Landlord provided that such audit shall be (i) conducted by a regional or national firm of certified accountants; (ii) any such audit shall be conducted within six (6) months following the delivery of Landlord's statement for a particular year and
(iii) any claim arising out of such Landlord's Statement or Tenant's audit shall be asserted within one (1) year after the delivery of Landlord's Statement or shall be waived.

The above provisions requiring Lessee to pay its proportionate share of Operating Expenses are intended to pass to Lessee and to reimburse Lessor for all increases in the costs of operating, repairing and managing the Building, the Premises and the Park except as otherwise set forth herein.

     8. PERSONAL PROPERTY TAXES: Lessee shall pay before delinquent all taxes assessed against and upon equipment, furniture, fixtures, and other personal property of Lessee.

     9. SERVICES AND UTILITIES: Provided that Lessee is not in default hereunder, Lessor agrees to furnish to the Premises during the hours set forth in the Rules and Regulations (attached hereto as Exhibit E) on generally recognized business days Monday through Friday, to be determined by Lessor at its sole discretion, and subject to the rules and regulations of the Building of which the Premises are a part, heat and air conditioning required in Lessor's judgment for the comfortable use and occupation of the Premises, and janitorial service. Lessor shall provide electricity for normal fighting and fractional office machines and water to the Premises and shall also maintain and keep lighted the common stairs, common entries, elevator service, and restroom facilities in the Building of which the Premises are a part. Lessor shall not be liable for, and Lessee shall not be entitled to, any reduction of rental by reason of Lessor's failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lockouts or -other labor disturbances or labor disputes of any character, or by any other cause beyond the reasonable control of the Lessor. Lessor shall not be liable under any circumstances for loss of or injury to Premises, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing. Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Lessor reserves the right to install supplementary air conditioning units in the premises and the cost thereof, including the cost of installation, and the cost of operation and maintenance thereof shall be paid by Lessee to Lessor upon demand by Lessor.

Lessee will not, without written consent of Lessor, use any apparatus or device in the Premises, including, but without limitation thereto, electronic data processing machines, punch card machines and machines using in excess of 120 volts, which will in any way increase the amount of electricity usually furnished or supplied for the use of the Premises as general office space; and will not connect with electric current except through existing electrical outlets in the Premises, any apparatus or device, for the purpose of using electric current. If Lessee shall require water or electric current in excess of that usually furnished or supplied for the use of the Premises as general office space, Lessee shall first procure the written consent of Lessor, which Lessor may refuse, for the use thereof and Lessor may cause a water meter or electrical current meter to be installed in the Premises, so as to measure the amount of water and electric current consumed for any such use. The cost of any such meters and the installation, maintenance and repair thereof shall be paid for by the Lessee and Lessee agrees to pay to Lessor promptly and upon demand therefor by Lessor for all such water and electric current consumed as shown by said meters, at the rates charged for such services by local public utility furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed. If a separate meter is not installed, such excess cost for such water and electric current will be established by an estimate made by a utility company or electrical engineer.

     10. USE: Lessee shall use the Premises solely for the uses set forth in the Basic Lease Information on page I and shall not use the Premises for any other purpose without obtaining the prior written consent of Lessor.

     Lessee acknowledges that the Premises are subject to those certain covenants, conditions, and restrictions recorded at Page 281, of Book F826, of the Official Records of Santa Clara County, State of California, on January 2, 1981 (the CC&R's), a summary of which is attached hereto as Exhibit D (the "Summary") and note a part hereof. A copy of the CC&R's are available at Lessor's offices for review by Lessee during regular business hours. Lessee further acknowledges that it has read the Summary and knows the contents thereof Throughout the term of this Lease and any extensions thereof, Lessee shall faithfully and timely perform and comply with the CC&R'S and any modification or amendments thereof Lessee shall hold Lessor harmless and indemnify Lessor against any loss, expense, damage, attorney's fees, and cost or liability arising out of the failure of Lessee to so perform or comply with CC&R'S.

     In no event will Lessee use, introduce to the Premises, generate, manufacture, produce, store, release, discharge or dispose of, on, under or about the Premises or transport to or from the Premises any Hazardous Material (as defined below) or allow its employees, agents, contractors, invitees or any other person or entity to do so.

     Lessee Warrants that it shall not make any use of the Premises which may cause contamination of the soil, the subsoil or ground water. Lessee shall not do, bring, or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises. If the rate of any insurance carried by Lessor is increased as a result of Lessee's use, Lessee shall pay to Lessor within thirty (30) days before the date Lessor is obligated to pay a premium on the insurance, or within ten (10) days after Lessor delivers to Lessee a certified statement from Lessor's insurance carrier stating that the rate increase was caused solely by an activity of Lessee on the Premises as permitted in this

Lease, whichever date is later, a sum equal to the difference between the original premium and the increased premium.

     Lessee shall keep and maintain the Premises in compliance with, and shall not cause or permit the Premises to be in violation of any and all federal, state or local laws, ordinances, rules or regulations pertaining to health, industrial hygiene or the environmental condition on, under or about the Premises.

     Lessee shall give immediate written notice to Lessor of (i) any action, preceding or inquiry by any governmental authority or any third party with respect to the presence of any Hazardous Material on the Premises or the migration thereof from or to other property or (ii) any spill, release or discharge of Hazardous Materials that occurs with respect to the Premises or Lessee's operations.

     Lessee shall indemnify and hold harmless Lessor, its directors, officers, employees, agents, successors and assigns (collectively "Lessor") from and against any and all claims arising from (i) Lessee's use of the Premises for the conduct of its business or from any activity, work or other things done or suffered by the Lessee in or about the Buildings, (ii) breach or default in performance of any obligation on Lessee's part to be performed under the terms of this Lease; or (iii) any act or negligence of the Lessee, or any officer, agent, employee, guest or invitee of Lessee. The indemnity should include all costs, fines, penalties, judgments, losses, attorneys' fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon including, without limitation, (a) all foreseeable consequential damages including without limitation loss of rental income and diminution in property value; and (b) the cost of any investigation, monitoring, removal, restoration, abatement, repair, cleanup, detoxification or other ameliorative work of any kind or nature required by any governmental agency having jurisdiction thereof or Lessor. This indemnity shall survive the expiration or termination of this Lease. In any action or proceeding brought against Lessor by reason of any such claim, upon notice from Lessor if Lessor does not elect to retain separate counsel, Lessee shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor.

     The term "Hazardous Material" shall include without limitation:

     a. Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in CERCLA, RCRA, the Clean Water Act and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 18.1 et. seq. and in the regulations promulgated pursuant to said laws;

     b. Those substances defined as "hazardous wastes" or "hazardous substances" in the California Health & Safety Code, or as "hazardous substances" in Section 25316 of the California Health and Safety Code, or as carcinogens in the Safety Drinking Water and Toxic Enforcement Act of 1986 and in the regulations promulgated pursuant to said laws; and

     c. Such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.

     11. COMPLIANCE WITH THE LAW: Lessee shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with the law, statue, zoning restriction, ordinance or governmental law or rule, regulation, or requirement of any duly constituted public authorities now in force or which may hereafter be enacted or promulgated or subject Lessor to any liability for injury to any person or property by reason of any business operation being conducted in or about the Premises. Lessee shall not store any hazardous materials on the Premises without the prior written approval of Lessor and shall not cause any hazardous materials to be placed in the sewage or any other drainage system in the Park. Lessee shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements of any board or fire insurance under-writers or other similar bodies, now or hereafter constituted, relating to or affecting the condition, use, or occupancy of the Premises, excluding structural changes not related to or affected by Lessee's improvements or acts. The judgment of any court of competent jurisdiction or the admission of Levee in any action against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any law, statute, ordinance, or governmental rule, regulation, or requirement, shall be conclusive of that fact as between Lessor and Lessee.

     12. ALTERATIONS AND ADDITIONS: Lessee shall not make or suffer to be made any alterations, additions, or improvements of over $7,000 per year to or of the Premises, or any part thereof, without first obtaining the written consent of Lessor. Any alterations, additions, or improvements to or of said Premises, including, but limited to, wall covering, paneling, and built-in cabinet work, but excepting movable furniture and trade fixtures, shall on the expiration of the term become a part of the realty and belong to Lessor, and shall be surrendered with the Premises. Before such consent will be given, Lessee shall submit detailed specifications, floor plans and necessary permits (if applicable) to Lessor for review. In no event shall any alterations or improvements affect the structure of the Building or its facade. As a condition to its consent, Lessor may request adequate assurance that all contractors who will perform such work have in force workers' compensation, and such other employee and public liability insurance as Lessor deems necessary to supplement the insurance coverage provided for in paragraph 20 below, and where the alterations, additions, or improvements are material, Lessor may require Lessee or its contractors to post adequate completion and performance bonds. In the event Lessor consents to the making of any alteration, additions, or improvements to the Premises by Lessee, the same shall be made by Lessee at Lessee's sole cost and expense, completed to the satisfaction of Lessor, and any contractor or person selected by Lessee to make the same must first be approved in writing by Lessor.

     In the event Lessor is required to make modifications to the Building as the result of any rules, regulations, or laws promulgated by any governmental entity after the Commencement Date, such compliance by Lessor and the making of such alterations shall in no event entitle Lessee to any damages, relieve Lessee of its obligation to pay Rent, or be construed as a constructive eviction of Lessee.

     13. REPAIRS AND MAINTENANCE: By taking possession of the Premises, Lessee shall be deemed to have accepted the Premises as being in good, sanitary order, condition and repair. Except as set forth in the following subparagraphs, Lessee shall, at Lessee's sole cost and expense, maintain the Premises in good, clean and safe condition and repair. Except as provided in an addendum to this Lease, if any, Lessor shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises and the parties hereto affirm that Lessor has made no representation to Lessee respecting the condition of the Premises or the Building except as specifically set forth herein. There shall be no abatement of Rent and no liability of Lessor by reason of any injury to or interference with Lessee's business arising from the making of any repair, alteration or improvement to the Premises, the Building or the Park. Lessee waives the provisions of SS 1941 and 1942 of the California Civil Code, and any similar or successor law regarding Lessee's right to make repairs and deduct the expenses of such repairs from the Rent due under this Lease.

     Lessor shall be responsible for all structural repairs to the Building, including the basic plumbing, air conditioning, heating and electrical systems installed or furnished by Lessor and shall maintain the roof, sidewalls, and foundations of the Building in good, clean and safe condition and repair, Lessor shall also maintain all landscaping, driveways, parking lots, fences, signs, sidewalks and other exterior Common Areas of the Park. Lessor shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repairs or maintenance.

     14. WASTES: Lessee shall not use the Premises in any manner that will constitute waste, nuisance, or unreasonable annoyance to owners or occupants of adjacent properties or to other tenants of the Building.

     15. LIENS: Lessee shall keep the Premises and the property on which the Premises are situated fee from any liens arising out of any work performed, materials furnished, or obligations incurred by Lessee. Lessor may require, at its sole option, that Lessee shall provide to Lessor, at Lessee's sole cost and expense, labor and materials or a completion bond in any amount equal to one and one-half (1 - 1/2) times any and all estimated cost of any improvements, additions, or alterations to the Premises, to insure Lessor against any liability for mechanic's and materialmen's liens and to insure completion of work. Lessor may, at its election, and upon ten days notice to Lessee, remove any hens, in which case Lessee shall pay to Lessor the cost of removing the lien, including attorney's fees. Lessor shall have the right at all times to post on the Premises any notices permitted or required by law for the protection of Lessor, the Premises, or the Building from mechanic's and materialmen's liens.

     16. ASSIGNMENTS AND SUBLETTING: Lessee shall not, either voluntarily or by operation of law, assign, transfer, mortgage, pledge, hypothecate, or encumber this Lease or any interest therein, nor sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, without the written consent of the Lessor first had and obtained, which consent shall not be unreasonably withheld. Any attempted assignment, transfer, mortgage, encumbrance, or subletting without such consent shall be void and shall constitute a breach of this Lease without the need for notice to Lessee. Lessee shall give Lessor at least ninety (90) day's written notice of Lessee's desire to assign or sublet all or some portion of the Premises and the date on which Lessee wishes to make such assignment or sublease. The withholding of Lessor's consent to the assignment or subletting will be deemed to have been reasonable where based upon: (i) the inability of assignee or sublessee to fulfill the Lease terms;
(ii) the financial irresponsibility of assignee; (iii) the lack of suitability of assignee's or sublessee's intended use of the Premises; or (iv) the intended unlawful or undesirable use of the Premises by sublessee or assignee. If Lessor's consent to the assignment or subletting cannot reasonably be withheld, Lessor shall then have a period of thirty (30) days following receipt of such notice within which to notify Lessee in writing that Lessor elects either (i) in the case of an assignment or a sublease of the entire Premises to terminate this Lease as of the date so specified by Lessee, in which event Lessee will be relieved of all future obligations hereunder as to such portions of the Premises, or (ii) to permit Lessee to make such assignment or sublease subject to the following:

     a. Any such assignment, sublease or the like must be pursuant to a written agreement in a form acceptable to Lessor and must provide that such assignee, sublessee, or other transferee agrees to be bound by all the terms and conditions of this Lease. No sublease or assignment by Lessee shall relieve Lessee of any liability hereunder. Any sublease must provide that Lessee (Sublessor) has the right to reenter the Premises upon termination of such sublease. No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

     b. One-half (1/2) of any sums or other economic consideration received by Lessee as a result of such subletting, other than the rental or other payments received which are attributable to the amortization of the cost of nonbuilding standard leasehold improvements to the sublet portion of the Premises at the Cost of Lessee, whether denominated rentals under the sublease or otherwise, which exceed in the aggregate the total sums which Lessee is obligated to pay Lessor under this Lease (prorated to reflect obligations allocable to that portion of the premises subject to such sublease), shall be payable to Lessor as additional rental under this Lease without affecting or reducing any other obligation of Lessee hereunder.

     c. Lessee immediately and irrevocably assigns to Lessor, as security for Lessee's obligations under this Lease, all Rent from any subletting of all or a part of the Premises as permitted by this Lease, and Lessor, as assignee and attorney-in-fact for Lessee, or a receiver for Lessee appointed on Lessor's application, may collect such Rent and apply it toward Lessee's obligations under this Lease, except that until the occurrence of an act of default by Lessee, Lessee shall have the right to collect such Rent.

     Any sale or transfer, including transfer by consolidation, merger, or reorganization, of the majority of the voting stock of Lessee if Lessee is a corporation, or any sale or other transfer of a majority of the partnership interests in Lessee if Lessee is a partnership, shall be an assignment for purposes of this paragraph 16.

     Notwithstanding anything to the contrary contained in this paragraph 16, Lessee may hay the right, without the prior written consent of Lessor and without any right of recapture, to sublease the Premises, or to assign this Lease to a parent, an affiliate or a purchaser of substantially all of Lessee's assets located in the Premises; provided, in case of an assignment described herein, the net worth of the assignee shall be equal to or greater than the net worth of Lessee immediately before the assignment.

     If Lessee shall assign this Lease as permitted herein, the Assignee shall expressly assume all of the obligations of Lessee hereunder in a written instrument satisfactory to Lessor and furnished to Lessor not later than fifteen (I 5) days prior to the effective date of the assignment. If Lessee shall sublease the Premises as permitted herein, Lessee shall, at Lessor's option, within fifteen (15) days following any request by Lessor, obtain and furnish to Lessor the written agreement of such sublessee to the effect that the subLessee will attorn to Lessor and will pay all subrent directly to Lessor .

     17. INDEMNITY: Lessee shall indemnify and told Lessor harmless against and from all claims arising from Lessee's use of the Premises for the conduct of Lessee's business or from any activity, work, or other thing done, permitted or suffered by Lessee in or about the Building, and shall further indemnify and hold Lessor harmless against and from any and all claims directly arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any act or negligence of the Lessee or any officer, agent, employee, guest, or invitee of Lessee, and from all and against all costs, attorney's fee, expenses, and liabilities incurred in or about any such claim or any action or proceeding brought thereon and in any case, action, or proceeding brought against Lessor by reason of any such claim. Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor or Lessor may, at its election, defend the same, in which case Lessee shall reimburse Lessor for all costs incurred, including attorney's fees. Lessee as a material part of the consideration to Lessor hereby assumes all risk or damage to property or injury to persons in, upon or about the Premises, except that Lessee shall not assume any risk for damage to Lessee resulting from the sole active negligence of Lessor or its authorized representatives.

     18. DAMAGE TO PREMISES OR BUILDING: All injury to the Premises or the Building caused by moving the property of the Lessee or its employees, agents, guests, or invitees into, in or out of the Building and all breakage done by Lessee or the agents, servants, employees, and visitors of Lessee, as well as any damage to the Premises or the Building due to the negligence of Lessee, or its agents, servants, employees and visitors shall be repaired as determined by the Lessor at the expense of the Lessee.

     19. LIMITATION OF LIABILITY Lessor shall not be liable to Lessee for any damage to Lessee or Lessee's property, nor to any damage or injury to any person from any cause except that Lessor shall be liable to Lessee for damage resulting from the active negligence or willful misconduct of Lessor or its authorized representatives. In no event will Lessor be liable for consequential damages.

     20. LESSEE'S INSURANCE: Lessee shall, at all times during the term of this Lease and at its sole cost and expense, maintain (a) Comprehensive General Liability Insurance (including protective liability coverage on operations of independent contractors engaged in construction and, also, blanket contractual liability insurance) on an "occurrence" basis if available, otherwise on a "claims made" basis, for the benefit of Lessee and Lessor as named insured against claims for "personal injury" liability including without limitation bodily injury, death, or property damage liability with a limit of not less than Three Million Dollars ($3,000,000) in the event of "personal injury" to any number of persons or of damages to property arising out of any one "occurrence"; such insurance may be furnished under a "primary" policy and an "umbrella" policy, provided that it is primary insurance and not excess over or contributory with any insurance in force for Lessor; and (b) insurance against loss or damage by fire and such other risks and hazards as are insurable under present and future standard forms of fire and extended coverage insurance policies, to the personal property, furniture, furnishings, and fixtures belonging to Lessor located in the Premises for not less than 100% of the actual replacement value thereof Such insurance shall provide for a waiver of the insurer's right of subrogation against Lessor.

     All such insurance shall name Lessor as additional insured and shall be effected under policies issued by insurers, shall be in forms and for amounts approved by Lessor, and shall provide that Lessor shall receive thirty (30) day's written notice from the insurer prior to cancellation or change of coverage. Lessee shall deliver policies of such insurance or certificates thereof to Lessor on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies; and in the event Lessee shall fail to procure such insurance or to deliver such policies or certificates, Lessor may, at its option, procure same for the account of Lessee, and the cost thereof shall be paid to Lessor within ten (10) days after the delivery to Lessee of bills therefor. Nothing contained in this paragraph 20 shall in any way limit the extent of Lessee's liability under any other provisions of this Lease.

     As long as their respective insurers so permit, Lessor and Lessee hereby mutually waive their respective rights of recovery against each other from any loss insured by fire, extended coverage, and other property insurance policies existing for the benefit of the respective parties. Each party shall obtain any special endorsements, if required by their insurer to evidence compliance with the aforementioned waiver. Provided, however, if Lessor's insurer charges an additional fee for such endorsement, said additional fee shall be paid by Lessee.

     21. AD VALOREM TAXES: Lessee shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon all Lessee's leasehold improvements, equipment, furniture, fixtures, and personal property located in the Premises, except that which has been paid for by Lessor and is the standard of the Building. In the event any or all of the Lessee's leasehold improvements, equipment, furniture, fixtures, and personal property shall be assessed and taxed with the Building, Lessee shall pay to Lessor its share of taxes within ten (10) days after delivery to Lessee by Lessor of a statement in writing setting forth the amount of such taxes applicable to Lessee's property.

     22.  WAIVER:
          a. No delay or omission in the exercise of any right or remedy of Lessor on any default by Lessee shall impair such a right or remedy or be construed as a waiver.

          b. The subsequent acceptance of Rent by Lessor after breach by Lessee of any covenant or term of this Lease shall not be deemed a waiver of such breach, other than a waiver of timely payment for the particular Rent payment involved, and shall not prevent Lessor from maintaining an unlawful detainer or other action based on such breach.

          c. No act or conduct of Lessor, including without limitation the acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Lessee before the expiration of the term. Only a written notice from Lessor to Lessee shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

          d. Lessor's consent to or approval of any act by Lessee requiring Lessor's consent or approval shall not be deemed to waive or render unnecessary Lessor's consent to or approval of any subsequent act by Lessee.

          e. Any waiver by Lessor of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

          f. The review, approval, or inspection by Lessor of any item to be reviewed, approved, or inspected by Lessor under the terms of this Lease shall not constitute the assumption of any responsibility by Lessor for the accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use.

     23. ENTRY BY LESSOR: Lessor reserves and shall at any and all reasonable times upon 24 hours notice have the right to enter the Premises, unless an emergency, inspect the same, supply any service to be provided by Lessor to Lessee hereunder, to submit the Premises to prospective purchasers or tenants, to post notices of nonresponsibility, and to maintain and repair the Premises and any portion of the Building that Lessor may deem necessary or desirable, without abatement of rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be blocked thereby and further providing that the business of the Lessee shall not be interfered with unreasonably. Lessee hereby waives any claim for damages or for any injury or inconvenience to or interference with Lessee's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Lessor shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Lessee's vaults, safes and files, and Lessor shall have the right to use any and all means which Lessor may deem proper to open said doors in an emergency, in order to obtain entry to the Premises without liability to Lessor. Any entry to the Premises obtained by Lessor by any of said means or otherwise shall not under any circumstances be construed or be deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or an eviction of Lessee from the Premises or any portion thereof

     24. CASUALTY DAMAGE: If the Premises or any part thereof shall be damaged by fire or other casualty, Lessee shall give prompt written notice thereof to Lessor. In case the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall, in Lessor's sole opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty), or in the event any mortgagee under a mortgage or deed of trust covering the Building should require that the insurance proceeds payable as a result of said fire or other casualty be used to retire the mortgage debt Lessor shall with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration and shall by notice advise Lessee of such estimate ("Lessor's Notice"). If Lessor estimates that the amount of time required to substantially complete such repair and restoration will exceed one hundred eighty (180) days from the date such damage occurred, the Lessor, or Lessee if all or a substantial portion of the Premises is rendered untenantable, shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other at any time within sixty (60) days after delivery of Lessor's Notice, provided that if Lessor so chooses, Lessor's Notice may also constitute such notice of termination.

     Unless this Lease is terminated as provided in the preceding subparagraph, Lessor shall proceed with reasonable promptness to repair and restore the Premises to its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to zoning laws and building codes then in effect. Lessor shall have no liability to Lessee, and Lessee shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Lessor so long as Lessor shall proceed with reasonable diligence to complete such repairs and restoration.

     Lessee acknowledges that Lessor shall be entitled to the full proceeds of any insurance coverage, whether carried by Lessor or Lessee, for damages to the Premises, except for those proceeds of Lessee's insurance of its own personal property and equipment which would be removable by Lessee at the Termination Date. All such insurance proceeds shall be payable to Lessor whether or not the Premises are to be repaired and restored.

     Notwithstanding anything to the contrary herein set forth: (i) Lessor shall have no duty pursuant to this Section to repair or restore any portion of any Tenant Improvements or to expend for any repair or restoration of the Premises or Building amounts in excess of insurance proceeds paid to Lessor and available for repair or restoration; and (ii) Lessee shall not have the right to terminate this Lease pursuant to this Section if any damage or destruction was caused by the act or neglect of Lessee, its agents, invitees or employees.

     Any repairs or restoration of the Premises performed by Lessee shall be in accordance with the provisions of Paragraph 12 hereof

     If the Premises or the Building is damaged by a casualty but neither is rendered substantially untenantable, then Lessee shall proceed to repair and restore the Building or the Premises other than Tenant Additions, with reasonable promptness, unless such damage is to the Premises and occurs during the last six (6) months of the Term, in which event either Lessee or Lessor shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty.

     Except for the negligence or willful act of Lessee or its agents, employees, contractors or invitees, if all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Monthly Base Rent and Rent Adjustments shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the casualty until Lessor has substantially completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Lessee does not occupy the portion of the Premises which is untenantable during such period. Lessee hereby specifically waives any and all rights it may have under any law, statute, ordinance or regulation to terminate the Lease by reason of casualty or damage to the Premises or Building, and the parties hereto specifically agree that the Lease shall not automatically terminate by law upon destruction of the Premises.

     Lessee shall not be entitled to any compensation or damages from Lessor for loss of the use of the whole or any part of the Premises, the Building, Lessee's personal property, or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration. If fire or other casualty results from acts, omissions, or neglect of Lessee or its agents, employees, invitees, or visitors, there shall be no abatement of rent as otherwise provided herein.

     Except as otherwise provided in this paragraph 24, Lessee hereby waives the provisions of Sections 1932(2), 1933(4), 1941, and 1942 of the California Civil Code.

     25.  CONDEMNATION:

          a. If the whole, or in the sole opinion of Lessor substantially the whole, of the Premises should be condemned, or if any mortgagee under any deed of trust or mortgage covering the Building shall determine to apply condemnation proceeds to retire mortgage debt, then Lessor shall have the right to terminate this Lease as of the date when physical possession of the Building or the Premises is taken by the condemning authority, If less than the whole, or in the sole opinion of Lessor substantially the whole, of the Building or the Premises is thus taken or sold, Lessor (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to Lessee within sixty
(60) days after the right of election accrues, in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority. If upon any such condemnation of less than the whole or substantially the whole of the Building or the Premises and this Lease shall not be thus terminated, the Rent payable hereunder shall be diminished by an amount representing that part of the Rent as shall properly be allocable to the portion of the Premises which was so condemned, and Lessor shall, at Lessor's sole expense, restore and reconstruct the Building and the Premises to substantially their former condition to the extent that the same, in Lessor's judgement, may be feasible, but such work shall not exceed the scope of the work done in originally constructing the Building, nor shall Lessor in any event be required to spend for such work an amount in excess of the amount received by Lessor as compensation awarded upon a taking of any part or all of the Building or the Premises. Subject to the rights of any mortgagee under a mortgage or deed or trust covering the Building, Lessor shall be entitled to and shall receive the total amount of any award made with respect to condemnation of the Premises or Building, regardless of whether the award is based on a single award or a separate award as between the respective parties, and to the extent that any such award or awards shall be made to Lessee or to any person claiming through or under Lessee, Lessee hereby irrevocably assigns to Lessor all of its rights, title and interest in and to any such awards. No portion of any such awards shall be allocated to or paid to Lessee for any so-called bonus or excess value of this Lease by reason of the relationship between the rental payable under this Lease and what may at the time be a fair market rental for the Premises, nor for Lessee's unamortized costs of leasehold improvements. The foregoing notwithstanding, and if Lessee be not in default for any reason, Lessor shall turn over to Lessee, promptly after receipt thereof by Lessor, that portion of any such award received by Lessor hereunder which is attributable to Lessee's fixtures and equipment which are condemned as part of the property taken but which Lessee would otherwise be entitled to remove, and the appraisal of the condemning authority with respect to the amount of any such award allocable to such items shall be conclusive. Lessee hereby specifically waives any and all rights it may have under any law, statute, ordinance or regulation to terminate or petition to terminate this Lease upon partial condemnation of the Premises or Building, and the parties hereto specifically agree that this Lease shall not automatically terminate upon condemnation.

          b. Lessor may, without any obligation or liability to Lessee and without affecting the validity and existence of this Lease other than as hereafter expressly provided, agree to sell and/or convey to the condemnor, without first requiring that any action or proceeding be instituted, or if such action or proceeding shall have been instituted, without first requiring any trial or hearing thereof (and Lessor is expressly empowered to stipulate to judgment therein), the Premises or portion hereof, sought by the condemnor free from this Lease and the fights of Lessee hereunder.

          c. If all or any portion of the Premises is condemned or otherwise taken for a limited period of time, this Lease shall remain in full force and effect and Lessee shall continue to perform all terms and covenants of this Lease provided, however, Rent shall abate during such limited period in proportion to the portion of the Premises that is rendered unusable as a result of such condemnation or other taking.

          d. The words "condemnation" or "condemned" as used herein shall mean the taking for any public or quasi-public use under any governmental law, ordinance, or regulation, or the exercise of, or the intent to exercise, the power of eminent domain, expressed in writing, as well as the filing of any action or proceeding for such purpose, by any person, entity, body, agency, or authority having the right or power of eminent domain, and shall include a voluntary sale by Lessor to any such person, entity, body agency, or authority, either under threat of condemnation expressed in writing or while condemnation proceedings are pending, and shall occur in point of time upon the actual physical taking of possession pursuant to the exercise of said power of eminent domain.

     26. LESSEE'S DEFAULT: The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Lessee:

          a.   The vacation or abandonment of the Premises by Lessee.

          b. The failure by Lessee to make any payment of Rent or any other payment required to be made by Lessee hereunder as and when due, where such failure shall continue for a period of five (5) days after due date.

          c. Lessee's failure to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Lessee, other than as described in subparagraph b. above, where such failure shall continue for a period of ten (1O) days after written notice thereof by Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than ten (1O) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commences such a cure within said ten
(1O) day period and thereafter diligently prosecutes such cure to completion.

          d. The making of Lessee of any general assignment or general arrangement for the benefit of creditors, or the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days, or the attachment, execution, or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged in thirty (30) days.

          e. The filing of any voluntary petition in bankruptcy by Lessee, or the filing of any involuntary petition by Lessee's creditors, which involuntary petition remains undischarged for period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Lessee has the right to affirm this Lease and perform the obligations of Lessee hereunder, such trustee or Lessee shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Lessee hereunder outstanding as of the date of the affirmance of this Lease, and provide to Lessor such adequate assurances as may be necessary to ensure Lessor of the continued performance of Lessee's obligation under this Lease.

     27.  REMEDIES FOR LESSEE'S DEFAULT: In the event of Lessee's default:

          a. Lessor may terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event, Lessor shall be entitled to recover from Lessee:

               (1) the worth at the time of the award of any unpaid rent which had been earned at the time of such termination; plus

               (2) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss which Lessee proves could have been reasonably avoided; plus

               (3) the worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss which Lessee proves could be reasonably avoided; plus

               (4) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom (including, without limitation, the cost of recovering possession of the Premises, expenses of reletting including necessary renovation and alteration of the Premises, reasonable attorney's fees, and real estate commissions actually paid and that portion of the leasing commission paid by Lessor and applicable to the unexpired portion of this Lease); plus

               (5) such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. As used in subsections (1) and (2) above, the "worth at the time of award" shall be computed by allowing interest at the greater of 1O percent (1O%) per annum, or 5 percent (5%) per annum plus the rate as established by the Federal Reserve Bank of San Francisco, on advances to member banks under 13 and 13a of the Federal Reserve Act prevailing on the twenty-fifth (25th) day of the month preceding the date of Lessee's default.

     As used in subsection (3) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

     In the event Lessee shall have abandoned the Premises, Lessor shall have the option of taking possession of the Premises and recovering from Lessee the amount specified in this subparagraph or proceeding under the provisions of subparagraph b. below.

          b. Lessor may continue this Lease in full force and effect, and the Lease shall continued in effect, as long as Lessor does not terminate Lessee's right to possession, and Lessor shall have the right to collect rent when due. During the period Lessee is in default, Lessor can enter the Premises and relet them, or any part of them, to third parties for Lessee's account. Lessee shall be liable immediately to Lessor for all costs Lessor incurs in reletting the Premises, including, without limitation, booker's commissions, expenses of remodeling the premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Lessee shall pay to Lessor the rent due under this Lease on the dates the rent is due, less the rent Lessor receives from any reletting. No act by Lessor allowed by this paragraph shall terminate this Lease unless Lessor notifies Lessee that Lessor elects to terminate this Lease. After Lessee's default and for as long as Lessor does not terminate Lessee's right to possession of the Premises, if Lessee obtains Lessor's consent, Lessee shall have the right to assign or sublet its interest in this Lease, but Lessee shall not be released from liability. Lessor's consent to a proposed assignment or subletting shall not be unreasonably withheld.

          c. The foregoing remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law, to any equitable remedies Lessor may have, and to any remedies Lessor may have under bankruptcy laws or laws affecting coeditors' rights generally.

     28. SURRENDER OF PREMISES: On expiration of this Lease or within five (5) days after the earlier termination of the terms, Lessee shall surrender to Lessor the Premises in good condition (except for ordinary wear and tear occurring after the last necessary maintenance made by Lessee and destruction to the Premises covered by paragraph 23). Lessee shall remove all its personal property within the above-stated time. Lessee shall perform all restoration made necessary by the removal of any alterations or Lessee's personal property within the time periods stated in this paragraph

     Lessor can elect to retain or dispose of in any manner any alterations or any of Lessee's personal property that Lessee does not remove from the Premises on expiration or termination of the term as allowed or required by this Lease by giving at least ten (1O)days' notice to Lessee. Title to any such alterations or any of Lessee's personal property that Lessor elects to retain or dispose of on expiration of the ten (1O) day period shall vest in Lessor. Lessee waives all claims against Lessor for any damage to Lessee resulting from Lessor's retention or disposition of any such alterations or any of Lessee's personal property. Lessee shall be liable to Lessor for Lessor's costs for storing, removing, and disposing of any alterations or any of Lessee's personal property.

     If Lessee fails to surrender the Premises to Lessor on expiration or five
(5) days after terminate of the term as required by this paragraph, Lessee shall hold Lessor harmless from all damages resulting from Lessee's failure to surrender the Premises, including, without limitation, claims made by a succeeding tenant resulting from Lessee's failure to surrender the Premises.

     29   DEFAULT BY LESSOR:

          a. Lessor shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligations within thirty (30) days after written notice by Lessee to Lessor specifying wherein Lessor has failed to perform such obligation, provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for its performance, then Lessor shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion. In no event shall Lessor be liable to Lessee for loss of profits, business interruption, or consequential damages if Lessor performs its obligations within the time periods specified in this paragraph.

          b. Lessee agrees to give any mortgage and/or trust deed holders, by Registered Mail, a copy of any Notice Of Default served upon the Lessor, provided that prior to such notice Lessee has been notified in writing (by way of Notice Of Assignment Of Rents And Leases, or otherwise) of the address of such mortgage and/or trust deed holder. Lessee further agrees that if Lessor shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

     30. PARKING: Lessee shall have the use of the undesignated parking spaces set forth above in the Basic Lease Information on page 1. Lessor shall use all reasonable efforts to insure that such space is available for Lessee's use, but shall not be required to tow parked cars, provide sanctions against improper parking, or otherwise take steps to free occupied parking spaces for Lessee's use. Lessee shall not use any parking spaces for truck parking or loading except for spaces specifically designated for such use by Lessor.

     31. ESTOPPEL CERTIFICATE: Lessee shall at any time and from time to time upon not less than three (3) day's prior written notice from Lessor execute, acknowledge, and deliver to Lessor a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as modified is in full force and effect) and the date to which the Rental and other charges are paid in advance, if any; (b) certifying that the Premises have been accepted by Lessee; (c) confirming the Commencement Date and the expiration date of the Lease; and (d) acknowledging that there are not, to Lessee's knowledge, any incurred defaults on the part of the Lessor hereunder, or specifying such defaults, if any are claimed. Any such statement may be relied upon by a prospective purchaser or encumbrancer of all or any portion of the real property of which the premises are a part.

     32. SALE OF THE PREMISES: In the event of any sale of the Building, Lessor shall be and hereby is entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of Lessor under this Lease.

          a. This Lease is and shall be subordinate to any encumbrance now of record or recorded after the date of this Lease affecting the Building, other improvements, and land of which the Premises are a part. Such subordination is effective without any further act of Lessee. If any mortgagee, trustee, or ground lessor shall elect to have this Lease and any options granted hereby prior to the hen of its mortgage, deed of trust, or ground lease, and shall give written notice thereof to Lessee, this Lease and such options shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease or such options are deeded prior or subsequent to the date of said mortgage, deed of trust, or ground lease, or the date of recording thereof

          b. In the event any proceedings are brought for foreclosure, or in the event of a sale or exchange of the real property on which the Building is located, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Lessor covering the Premises, at Purchaser's election Lessee shall attorn to the purchaser upon any such foreclosure or sales and recognize such purchaser as the Lessor under this Lease.

          c. Lessee agrees to execute any documents required to effectuate an attornment or to make this Lease or any options granted herein prior to the lien of any mortgage, deed of trust, or ground lease, as the case may be. If Lessee fails to execute and deliver any such documents or instruments Lessee irrevocably constitutes and appoints Lessor as Lessee's special attorney-in-fact to execute and deliver any such documents or instruments.

     34.  AUTHORITY OF PARTIES:

          a. Lessee's Authority: If Lessee is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the board of directors of said corporation or in accordance with the bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Lessee is a partnership, each individual executing this Lease on behalf of said partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said partnership under the terms of the partnership agreement of said partnership.

          b. Lessor's Authority: CB Commercial, as leasing agent for the owner, represents and warrants that it is duly authorized to deliver this Lease on behalf of said owner, and that this Lease is binding upon said owner in accordance with its term.

     35. BROKERS: Lessor and Lessee each warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease except for the broker or brokers listed in the Basic Lease Information on page 1 of this Lease, and it knows of no other real estate broker or agent who is entitled to a commission in connection with the Lease. Lessor agrees to pay any commission to which the foregoing agents are entitled in connection with this Lease. Lessee agrees to indemnify and defend Lessor and hold Lessor harmless from any claims for brokerage commissions arising out of any discussion allegedly had by Lessee with any broker.

     36. HOLDING OVER: Notwithstanding anything in California Civil Code SS 1945 to the contrary, upon termination of the Lease or expiration of the term hereof, if Lessee retains possession of the Premises without Lessor's written consent first had and obtained, then Lessee's possession shall be deemed a tenancy at sufferance, and Lessor may bring an action for possession or detainer at any time thereafter. In addition, Lessee shall be liable for the value of its use and occupation of the Premises prorated at 150% of the Rent which is due on the last month of the term, and Lessor's acceptance of payment of the same shall not constitute a renewal of the Lease, shall not be deemed to waive Lessor's right of reentry, and shall not create a month-to-month or any other periodic tenancy.

     37. RULES AND REGULATIONS: Lessee shall faithfully observe and comply with the reasonable rules and regulations that Lessor shall from time to time promulgate. Lessor reserves the right from time to time to make all reasonable modifications to said rules. The additions and modifications to those rules shall be binding upon Lessee upon delivery of a copy of them to Lessee. (A copy of the present rules and regulations is attached hereto as Exhibit E.) Lessor shall not be responsible to Lessee for the nonperformance of any said rules by any other tenants or occupants.

     38.  Intentionally deleted.

     39.  OPTION TO EXTEND: Landlord hereby grants Tenant one (1) option to
          ----------------
extend the initial term of the Lease (the "Initial Term"), for an additional period of five (5) years (the "Option Term"), as to all (but not part) of the Premises as such may then exist, upon and subject to the terms and conditions set forth in this Section 39 (the "Option To Extend").

     The Option Term shall commence immediately after the expiration of the Initial Term. Tenant's hiring of the Premises during the Option Term shall be upon and subject to the same terms and conditions contained in the Lease except that (a) the Base Annual Rent shall be equal to the "Option Term Base Rent", defined and determined in the manner set forth below, (b) Tenant shall accept the Premises, Building and Park in an "As Is" condition without any obligation
                                       -----
of Landlord to repaint, remodel, improve or alter the Premises, Building or Park or to provide Tenant any allowance for any of the foregoing and (c) there shall be no further option or right to extend the Term of the Lease. If Tenant timely and properly exercises an Option To Extend, references in the Lease to the Term shall be deemed to mean the applicable Option Term unless the context clearly requires otherwise.

     Tenant's election to exercise the Option To Extend must be given to Landlord in writing no later than ninety (90) days prior to the expiration of the Initial Term.

     Notwithstanding anything to the contrary contained herein, all rights of Tenant pursuant to the Option To Extend shall automatically terminate without notice and shall be of no further force and effect, whether or not Tenant has timely exercised the option granted herein, if (a) at the time of exercise of the Option To Extend or at the time of commencement of the Option Term, there exists a default, or any act or omission on the part of Tenant which, with the passage of time or the giving of notice, or both, would constitute a default, or
(b) Landlord has given Tenant three (3) or more notices of the existence of a default, during the Initial Term, whether or not such default is subsequently cured, or (c) a late charge has become payable three (3) or more times during any calendar year, or (d) Tenant does not occupy all of the Premises at the time of exercise of an Option To Extend or at the time of commencement of the Option Term. In the event Tenant terminated for any of the reasons set forth in this paragraph, Tenant shall reimburse Landlord for all cost and expense Landlord incurs in connection with Tenant's exercise of the Option To Extend, including, without limitation, with respect to any brokerage commissions.

     The Option Term Rent for the Premises for the Option Term shall mean the greater of (a) Base Annual Rent equal to One Million Eighty Nine Thousand Forty Eight Dollars and Eighty Six Cents ($1,089,048.86) (the Preceding Base Rent"); or (b) the "Market Rent", which as used herein shall mean the amount of Base Annual Rent that Landlord could obtain from a third party desiring to lease the Premises under a lease containing terms and conditions substantially identical to those of this Lease, including without limitation additional rent payable by Tenant with respect to Building Costs, Park Costs, Taxes and Additional Taxes pursuant to Section 7, 8 and 9 of the Lease, for the applicable Option Term under market leasing conditions then existing, and taking into account the following: the length of term; the size, location, configuration and floor levels of the Premises; the type and quality of improvements in or amenities available to the Premises, Building and Park; age and location of the Building and Park; services to be provided by Landlord or by Tenant; the rent, all other monetary payments and escalations then obtainable for new leases of space comparable to the Premises in the locality of the Park; and other factors that would be relevant to a prospective lease by a third party of the Premises for the relevant Option Term in determining what such party would be willing to pay therefor; but in each instance disregarding "Tenant Concessions", if any, then being offered to prospective new tenants of comparable space in the Park and in the locality of the Park. For purposes of the preceding sentence, the term "Tenant Concessions" shall include, without limitation, so-called free rent, tenant improvement allowances, moving allowances and lease takeovers. The determination of Market Base Rent based upon the foregoing criteria, shall be made by Landlord, in Landlord's sole discretion.

Within thirty (30) days after Tenant's exercise of the applicable Option To Extend, Landlord shall notify Tenant of Landlord's determination of the Option Term Base Rent for the Premises. If Landlord's determination of Option Term Base Rent is greater than the Preceding Base Rent for the applicable Option Term, and if Tenant, in Tenant's sole discretion, disagrees with the amount of Option Term Base Rent determined by Landlord, Tenant may elect to revoke and rescind the exercise of the Option To Extend by giving written notice thereof to Landlord within ten (10) days after notice of Landlord's determination of Option Term Base Rent.

     The Option To Extend is personal to Business Objects, Inc. , a Delaware corporation and shall not be transferrable or assignable, by operation of law or otherwise, either in connection with an assignment of the Lease, or a sublease of all or part of the Premises, or otherwise. Any purported assignment of the Option To Extend shall be void and a material breach of this Lease, and shall constitute a default under this Lease.

     40.  GENERAL PROVISIONS:

          a. Plats and Rider: Clauses, plats and riders, if any, signed by the Lessor and Lessee and endorsed on or affixed to this Lease are a part hereof.

          b. Joint Obligation: If there be more than one Lessee, the obligations hereunder imposed upon Lessee shall be joint and several.

          c. Marginal Headings: The marginal headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

          d. Time: Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.

          e. Recordation: Lessee shall not record this Lease or a short form memorandum hereof without the prior written consent of Lessor.

          f. Quiet Possession: Upon Lessee paying the rent reserved hereunder, and observing and performing all of the covenants, conditions, and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof, subject to all of the provisions of this Lease.

          g. Prior Agreements: This Lease contains all of the agreements of the parties hereto wit respect to any matter covered or mentioned in this Lease, an no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

          h. Inability to Perform: This Lease and the obligations of Lessee hereunder shall not be affected or impaired because the Lessor is unable to fulfill any of its obligations or furnish services and utilities hereunder or is delayed in doing so, if such inability or delay is caused by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, governmental laws or regulations, governmental request for the general public welfare, or other causes beyond the reasonable control of Lessor.

                Notwithstanding the foregoing, if, as a result of any such inability on the part of Lessor not caused by any act or omission of Lessor or action or failure to act by Lessee, possession of the Premises by Lessee is delayed, or Lessee's quiet enjoyment of the Premises is substantially impaired, for a consecutive period of not less than one hundred and twenty
(120) days, Lessee may terminate this Lease by written notice to Lessor.

          i. Jury Trial: The parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of

Lessor and Lessee, Lessee's use or occupancy of the Premises and/or any claim of injury or damage. In the event Lessor commences any proceedings for nonpayment of rent, Lessee will not interpose any counterclaim of whatever nature or description in any such proceedings. This shall not, however, be construed as a waiver of the Lessee's right to assert such claims in any separate action or actions brought by the Lessee.

          j. Lessor's Personal Liability: The liability of Management (which, for purposes of this Lease, shall include the owner of the Building if other than Lessor) to Lessee for any default by Lessor under the terms of this Lease shall be limited to the interest of Lessor and its present or future partners in the Building, and Lessee agrees to look solely to Lessor's or Lessor's present or future partners' interest in the Building for the recovery of any judgment from Management, it being intended that Management shall not be personally liable for any judgment or deficiency.

          k. Separability: Any provisions of this Lease which shall prove to be invalid, void, and illegal shall in no way affect, impair, or invalidate any other provisions hereof, and such other provisions shall remain in full force and effect, unless Lessor in its sole discretion determines that the invalid or illegal provision affects a material benefit or obligation hereunder.

          1. Choice Of Law: This Lease shall be governed by the laws of the State in which the Premises are located.

          m. Signs: Lessee shall not place any sign upon the Premises without Lessor's prior written consent.

          n. Late Rent Payment: Rent is due on or before the 1st day of each month of the term. If rent is not received by the fifth (5th) of the month, rent is then delinquent and subject to late penalties.

          o. Late Charges: Lessee acknowledges that late payment by Lessee to Lessor of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing charges, accounting charges, and late charges that may be imposed on Lessor by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any installment of Rent or other sums due from Lessee is not received by Lessor on the date same are due, Lessee shall pay to Lessor upon receipt of written notice an additional sum equal to ten percent (10%) of such overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the administrative and other costs that Lessor will incur by reason of late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee's default with respect to the overdue Lessor from exercising any of the other rights and remedies available to Lessor.

          Initials:  LESSOR (Unreadable)         LESSEE: DMC

          p. Interest: Notwithstanding any other provisions of this Lease, including paragraph 40n., any installment of Rent of other amounts due under this Lease not paid to Lessor when due shall bear interest from the date due or from the date of expenditure by Lessor for the account of Lessee, until the same have been fully paid, at a rate per annum which is the lesser of the prime rate of Bank of America or the highest rate allowed by law. The payment of such interest shall not constitute a waiver of any default by Lessee hereunder.

          q. Attorneys Fees: In the event any legal action is brought to enforce or interpret the provisions of this Lease, the prevailing party therein shall be entitled to recover all costs and expenses including reasonable attorneys' fees.

          r. Modifications: This Lease contains the entire agreement between the parties relating to the rights herein granted and the obligations herein assumed. Any oral representations or modifications concerning this Lease shall be of no force or effect, excepting a subsequent modification in writing signed by the party to be charged.

          s. Execution: Submission of this instrument for examination or signature by Lessee does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Lessor and Lessee.


          t. Addenda: To the extent the provisions of any addendum hereto are inconsistent with the provisions hereto, the provisions of the addendum shall control.


     41. NOTICES: All notices and demands required to be sent to the Lessor or Lessee under the terms of this Lease shall be personally delivered or sent by certified or registered mail to the addresses indicated above, or to such other addresses as the parties may from time to time designate by notice. Notices shall be considered given when served or two (2) days after deposit in the U.S. mails.


     IN WITNESS WHEREOF, this Lease Agreement is executed on the date and year first above written.

LESSOR:

METROPOLITAN LIFE INSURANCE COMPANY
a New York corporation



By:  /s/                        Dated:  3/4/96

Its: Assistant Vice President



LESSEE:

BUSINESS OBJECTS.  INC.
a Delaware corporation


By:  /s/ Dennis McCann  Dated:  2/29/96

     Dennis McCann
     Its: President

 To the Lease Agreement Dated January 18, 1996 By and Between METROPOLITAN LIFE
       INSURANCE COMPANY, as Lessor and BUSINESS, OBJECTS, INC, as Lessee


                                   EXHIBIT A
                                  Page 1 of 2



                                   SITE PLAN



[IMAGE NOT SHOWN]

 To the Lease Agreement Dated January 18, 1996 By and Between METROPOLITAN LIFE
       INSURANCE COMPANY, as Lessor and BUSINESS OBJECTS, INC., as Lessee


                                   EXHIBIT A
                                  Page 2 of 2


                              EXISTING FLOOR PLAN

                                2870 ZANKER ROAD



[IMAGE NOT SHOWN]

 To the Lease Agreement Dated January 18, 1996 By and Between METROPOLITAN LIFE
       INSURANCE COMPANY, as Lessor and BUSINESS OBJECTS, INC., as Lessee


                                   EXHIBIT B
                                  PAGE 1 OF 5

                     WORK LETTER AND CONSTRUCTION AGREEMENT
                                  (ALLOWANCE)



     This agreement (the "Work Letter" supplements the Lease dated January 18, 1996 executed concurrently herewith by METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, as Landlord, and BUSINESS OBJECTS, INC., a Delaware corporation, as Tenant (the "Lease").

     1.   Design Matters.
          --------------

     1.1. Landlord, through its architects and/or space planners ("Landlord's Architect"), shall prepare the Design Documents (defined below) and the Construction Drawings (defined below), as they may be modified as provided herein, in accordance with the design specified by Tenant and reasonably approved by Landlord.

     1.2. Tenant shall be responsible for the suitability for the Tenant's needs and business of the design and function of all Tenant Improvements (defined below). Tenant, at its own expense, shall devote such time and provide such instructions as may be necessary to enable Landlord to complete the matters described below and to obtain:

          (a) By March 15, 1996, Tenant's written approval of the Design Documents approved in writing by Tenant;

          (b) By March 15, 1996, Tenant's written approval of a nonbinding preliminary estimate ("Landlord's Preliminary Estimate") provided by Landlord of the cost of the Tenant Improvements shown on the Construction Drawings; and

          (c) By March 15, 1996, Tenant's written approval of the Construction Drawings approved in writing by Tenant.

     1.3. Certain Definitions.  The following definitions shall apply for
          -------------------
purposes of this Work Letter:

         (a) "Design Documents" shall mean layout plans and specifications for the real property improvements to be constructed by Landlord in the Premises which are the final product of the preliminary space planning and which include, among other things, the location of all partitions, doors, HVAC (heating, ventilating and air conditioning systems) distribution, ceiling systems, light fixtures, plumbing installations, electrical installations and outlets, telephone outlets and other installations required by Tenant, as well as wall finished and floor coverings, in sufficient detail for Landlord to commence preparation of the Construction Drawings (defined below);

          (b) "Construction Drawings" shall mean the final architectural and engineering plans and specifications for the real property improvements to be constructed by Landlord in the Premises in sufficient detail to be submitted for governmental approvals and building permits and to serve as the detailed construction drawings and specifications for the contractor, and shall include among other things, the location of all partitions, doors, HVAC (heating, ventilating and

 To the Lease Agreement Dated January 18, 1996 By and Between METROPOLITAN LIFE
       INSURANCE COMPANY, as Lessor and BUSYNESS OBJECTS, INC., as Lessee

                                   EXHIBIT B
                                  PAGE 2 OF 5

                     WORK LETTER AND CONSTRUCTION AGREEMENT
                                  (ALLOWANCE)



air conditioning systems) distribution, ceiling systems, light fixtures, plumbing installations, electrical installations and outlets, telephone outlets and other installations required by Tenant, as well as wall finishes and floor coverings; and

          (c) All real property improvements, to be constructed by Landlord as shown on the Construction Drawings, as they may be modified as provided herein, shall be defined as "Tenant Improvements", and the construction and installation of such Tenant Improvements is sometimes referred to herein or in the Lease as "Landlord's Work".

     2.   Construction; Landlord's Contribution; Tenant Improvement Costs.
          ---------------------------------------------------------------


     2.1. Construction; Landlord's Contribution.  Landlord shall complete the
          -------------------------------------
construction of the Tenant Improvements in a good and workmanlike manner, up to a maximum cost to Landlord as follows:

          (a) of Two Hundred Sixty Eight Thousand Forty Dollars and No Cents ($268,040.00) ("Landlord's Maximum Contribution").


     2.2. Tenant Improvement Costs.  The cost of the Tenant Improvements
("Tenant
          ------------------------
Improvement Costs") to be paid by Landlord from, but not in excess of, Landlord's Maximum
Contribution shall include:


          (a) The costs of Landlord's Architect and any other consultants retained by Landlord in connection with the preparation of Design Documents and Construction Drawings and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation;

          (b) All costs of obtaining from the City of San Jose and any other governmental authority building and occupancy permit, if any;

          (c) All costs of interior design and finish schedule plans and specifications including as-built drawings;

          (d) All direct and indirect costs of procuring, installing and constructing the Tenant Improvements, including, without limitation: (i) the construction fee for overhead and profit and the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered or provided by Landlord's contractor in connection with construction of the Tenant Improvements and (ii) the cost of any services or utilities made available by Landlord and a construction supervision fee payable to Landlord; and

          (e) All fees payable to Landlord's architectural and engineering firm it if is required by Tenant to redesign any portion of the Tenant Improvements following Tenant's approval of the Construction Drawings.

 To the Lease Agreement Dated January 18, 1996 By and Between METROPOLITAN LIFE
       INSURANCE COMPANY, as Lessor and BUSINESS OBJECTS, INC., as Lessee

                                   EXHIBIT B
                                  PAGE 3 OF 5



                     WORK LETTER AND CONSTRUCTION AGREEMENT
                                  (ALLOWANCE)



In no event shall the Tenant Improvement Costs include (i) any costs of procuring or installing in the Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment or other personal property ("Personal Property") to be used in the Premises by Tenant, and the cost of such Personal Property shall be paid by Tenant, or (ii) any costs or expenses of any consultants retained by Tenant with respect to design, procurement, installation or construction of improvements or installations, whether real or personal property, for the Premises.


     2.3. Limitations of Landlord's Obligations.  Upon Substantial Completion of
          -------------------------------------
the Tenant Improvements, Landlord shall have no further obligation to construct improvements or construct modifications to or changes in the Tenant Improvements or, except as provided in Section 2 of the Lease, to complete or repair the Tenant Improvements. If Landlord's Maximum Contribution exceeds Tenant Improvement Costs, then Landlord shall retain such excess and shall have no obligation or liability to Tenant with respect to such excess.


     3.   Costs of Tenant Improvements in Excess of Landlord's Maximum
          ------------------------------------------------------------
Contribution. As soon as reasonably available after completion of the
------------
Construction Drawings, Landlord shall notify Tenant in writing of the cost of the Tenant Improvements in excess of the Landlord's Maximum Contribution (such notification shall be referred to as "Landlord's Cost Statement"). Within five
(5) days after receipt of Landlord's Cost Statement, Tenant shall, in writing, give Landlord authorization to complete the Tenant Improvements in accordance with the Construction Drawings, and to the extent that there remain any costs of the Tenant Improvements in excess of the costs that Tenant requests be paid out of Landlord's Maximum Contribution, Tenant shall accompany said authorization with a good check made payable to the order of Landlord in the amount of the excess cost authorized by Tenant of the Tenant Improvements over Landlord's Maximum Contribution. In such authorization, Tenant may, pursuant to Section 4, request a Change Order (defined below) to the approved Construction Drawings to reduce or delete all or part of such excess costs, but any delay in completion of the Premises resulting from such request for a Change Order or from the changes so made or necessitated shall be chargeable as Tenant Delay as provided in Section 5. If such written authorization and check (if applicable) are not received by Landlord, Landlord shall not be obligated to commence work on the Premises and any resulting delay in the completion of the Premises shall be chargeable against Tenant as Tenant Delay as provided in Section 5 of this Work Letter.

     4.   Changes.  If Tenant shall request any chance, addition or alteration
          -------
in the approved Construction Drawings, Landlord shall promptly give Tenant a written estimate of (a) the cost of engineering and design services and the construction contractor services to prepare a change order (the "Change Order") in accordance with such request, (b) the cost of work to be performed pursuant to such Change Order, and (c) the time delay expected because of such requested Change Order. Within three (3) business days following Tenant's receipt of the foregoing written estimate, Tenant shall notify Landlord in writing whether it approves such written estimate. If Tenant approves such written estimate and if such cost is in excess of Landlord's Maximum Contribution, Tenant upon receipt of Landlord's Statement, shall accompany such approval with a good check made payable to the order of Landlord in the amount of the estimated cost of preparing the Change Order and performing the work thereto, and the foregoing shall constitute Landlord's authorization to proceed. If such written authorization, and check if required, are not received by Landlord within such three (3) business day period, Landlord shall not be obligated

 To the Lease Agreement Dated January 18, 1996 By and Between METROPOLITAN LIFE
       INSURANCE COMPANY, as Lessor and BUSINESS OBJECTS, INC., as Lessee

                                   EXHIBIT B
                                  PAGE 4 OF 5

                     WORK LETTER AND CONSTRUCTION AGREEMENT
                                  (ALLOWANCE)



to prepare the Change Order or perform any work in connection therewith. Upon completion of the work of the Change Order and submission of the final cost thereof by Landlord to Tenant, Tenant shall promptly pay to Landlord any such additional amounts in excess of Landlord's Maximum Contribution.


     5.   Tenant Delay.  If the completion of the Tenant Improvements in the
          ------------
Premises is delayed (i) at the request of Tenant, (ii) by Tenant's failure to timely comply with the provisions of this Work Letter, (iii) by Tenant's failure to timely approve, pursuant to Section 1.2, Construction Drawings which are consistent with the Design Documents or by Tenant's request for change, addition or alteration in the Construction Drawings which is not consistent with the Design Documents, (iv) by all changes or alterations in the work ordered by Tenant or by extra work ordered by Tenant, or (v) because Tenant chooses to have additional work performed by Landlord, then Tenant shall be responsible for all costs and any expenses occasioned by such delay including, without limitation, any costs and expenses attributable to increases in labor or materials; and each such event shall be a "Tenant Delay" and as provided in Section 2 of the Lease, for purposes of establishing the commencement of Tenant's obligations under the Lease which have not commenced prior to Substantial Completion, including, without limitation, the commencement of Tenant's obligation to pay Rent, the date on which such obligations commence shall be advanced one day for each day of Tenant Delay.


     6.   Entry By Tenant.  Tenant may, with Landlord's written consent, enter
          ---------------
the Premises prior to the Commencement Date solely for the purpose of installing Tenant's Personal Property as long as such entry will not interfere with the orderly construction and completion of the Premises. Tenant shall notify Landlord of its desired time(s) of entry and shall submit for Landlord's approval the scope of the work to be performed and the name(s) of the contractor(s) who will perform such work. Tenant hereby indemnities and agrees to protect, defend and hold Landlord, any mortgagee, ground lessor or beneficiary of a mortgage, ground lease or deed of trust related to the Premises, the Building or the Project harmless from and against any and all suits, claims, actions, losses, costs or expenses (including claims for worker's compensation) of any nature whatsoever, together with reasonable attorneys' fees for counsel of Landlord's choice, arising out of or in connection with the installation of Tenant's Personal Property (including but not limited to claims for breach of warranty, personal injury or property damage). Landlord shall have the right, in Landlord's sole and exclusive discretion, to settle, compromise, or otherwise dispose of any and all suits, claims, and actions related to the installation of Tenant's Personal Property or equipment, to the extent such claims are made against Landlord. Any defense made by Tenant under this Section 6 shall be made only with counsel (i) previously approved in writing by Landlord, and (ii) willing to cooperate with counsel of Landlord's choice in connection with such defense. The obligations of Tenant under this Section 6 of this Work Letter shall survive the expiration or earlier termination of the Lease and the performance of Landlord's Work and the installation of Tenant's Personal Property under this Work Letter.

     7.   Defined Terms.  Capitalized terms used in this Work Letter and not
          -------------
otherwise defined, other than the terms capitalized in the ordinary course of punctuation, shall, unless otherwise specified herein, have the same meanings and definitions set forth in the Lease.

 To the Lease Agreement Dated January 18, 1996 By and Between METROPOLITAN LIFE
       INSURANCE COMPANY, as Lessor and BUSINESS OBJECTS, INC., as Lessee

                                   EXHIBIT B
                                  PAGE 5 OF 5

                     WORK LETTER AND CONSTRUCTION AGREEMENT
                                  (ALLOWANCE)



     8.   Force and Effect.  The terms and conditions of this Work Letter
          ----------------
supplement the Lease and shall be construed to be a part of the Lease and shall be deemed incorporated in the Lease by this reference. Should any inconsistency arise between this Work Letter and the Lease as to the specific matters which are the subject of this Work Letter, the terms and conditions of this Work Letter shall control.


     IN WITNESS WHEREOF, the parties hereto have executed this Work Letter as of the date first set forth in the Lease.


TENANT:                                  LANDLORD:
-------                                  ---------

BUSINESS OBJECTS, INC.                   METROPOLITAN LIFE INSURANCE COMPANY,
A Delaware corporation                   a New York corporation

By:  /s/ Dennis McCann                   By: /s/
     Dennis McCAnn
     Print Name                                 Print Name
     Its: President                             Its:  Assistant Vice President

By:

     Print Name
     Its:

 To the Lease Agreement Dated January 18, 1996 By and Between METROPOLITAN LIFE
       INSURANCE COMPANY, as Lessor and BUSINESS OBJECTS, INC., as Lessee


                                   EXHIBIT C
                                  PAGE 1 OF 1

                                      RENT



Lessee hereby agrees to pay rent on the first day of each month as set forth herein below:



     Monthly Rent                        Period
     ------------                        ------
     May 1, 1996 to and
     including October 31, 1998          $ 87,826.50

     November 1, 1998 to and             $ 90,754.05
     including April 30, 2001

 To the Lease Agreement Dated January 18, 1996 By and Between METROPOLITAN LIFE
       INSURANCE COMPANY, as Lessor and BUSINESS OBJECTS, INC., as Lessee

                                   EXHIBIT D
                                  PAGE 1 OF 3

               SUMMARY OF COVENANTS, CONDITIONS AND RESTRICTIONS



This summarizes those restrictions affecting Lessees of Lincoln Park pursuant to the documents entitled Declaration of Covenants, Conditions, and Restrictions of Montague Park, Recorded December 23, 1980, and Declaration of Covenants, Conditions, and Restrictions of Montague Park including First Landscape Criteria and First Sign Criteria, recorded January 2, 1981 (hereafter the "Restriction"). The Restrictions are as follows:

1. Should Lessee desire to (a) construct or erect structures or other improvements on the lot, (b) modify or alter the exterior surface of the then-existing structures, or (c) otherwise make changes of any type whatsoever to any landscaping or paved area on the lot, Lessee must obtain, through coordination with Lessor, prior to written approval for the Approving Agent, as defined in paragraph 1.5 of The Restrictions.

2. No parking permitted within a frontage set back area adjacent to any street unless such parking is screened from view from the street by a screen wall, shrubbery, or berms at least forty-two (42) inches high.

3. All free-standing or roof-mounted electrical, mechanical, processing, air-conditioning, or any other equipment or devices must be screened from view in such a manner that these devices are not visible from adjacent property.

4.   The following are the only uses permitted in the Park:

a. Manufacture (including storage of raw materials and finished products therefrom) of the following:

(1)  Pharmaceutical and cosmetic products;

(2)  Optical, electronic, timing and measuring instruments for use in research,
     development, business,      and professional facilities; and

(3)  Industrial, communication, transportation, and utility equipment;

b. Wholesaling, warehousing, and distribution establishments and public utility facilities (excluding storing and warehousing of acids, chemicals, cement, plaster, petroleum products, or explosive materials);

c.   Research, experimental, and engineering laboratories;

d.   Catalog sales and mail order establishments;

e. Establishments for the repair, cleaning, and servicing of commercial or industrial equipment or products;

f    Construction firms but only such construction firms whose activities are carried on entirely within and enclosed building and have no construction yard on said lot;

g. So long as there is an Approving Agent, any commercial use not specifically prohibited which is first approved in writing by the Approving Agent;

h. So long as there is an Approving Agent, any industrial, manufacturing use not specifically prohibited which is first approved in writing by the Approving Agent.

 To the Lease Agreement Dated January 18, 1996 By and Between METROPOLITAN LIFE
       INSURANCE COMPANY, as Lessor and BUSINESS OBJECTS, INC, as Lessee


                                   EXHIBIT D
                                  PAGE 2 OF 3

               SUMMARY OF COVENANTS, CONDITIONS AND RESTRICTIONS



i. If there is no Approving Agent, any industrial, manufacturing or commercial use permitted by the then-existing zoning or other applicable land-use regulations as promulgated by requisite governmental authorities, except those uses specifically prohibited.

5. All permitted uses shall be performed or carried out entirely within a building that is so designed and constructed. All permitted uses which cannot be carried on within a building may be permitted upon obtaining prior approval from Approving Agent through coordination with Lessor.

6. The following operations and uses shall not be permitted on any property subject to the Restrictions:
a.   Residential of any type;

b.   Trailer courts, mobile home parks, recreation vehicle camp grounds;

C.   Junk yards for recycling facilities;

d. Drilling for and/or the removal of oil, gas, or other hydrocarbon substances (except that this provision shall not be deemed to prohibit the entry of the property below a depth of five hundred (500) feet for such a purpose);

e.   Commercial excavation except in the course of approved construction;

f.   Distillation of bones;

g. Dumping, disposal, incineration, or reduction of garbage, sewage, offal, dead animals, or refuse;

h.   Fat rendering;

i.   Stockyard or slaughter of animals;

j.   Cemeteries;

k.   Refining of petroleum or of its products;

1.   Smelting of iron, tin, zinc, or other ores;

m.   Jail or honor farms;

o.   Truck or bus terminals;

P.   Petroleum storage yards;

q.   Auto wrecking, auto repair or auto parking establishments.

7. No use is permitted which emits dust, sweepings, fumes, radiation, or other harmful matter into the atmosphere or any body of water which may have adverse effects. No use permitted which produces intense glare or heat, creates sound pressure level in violation of any regulation of any public body having jurisdiction, or creates a perceptible ground vibration.

 To the Lease Agreement Dated January 18, 1996 By and Between METROPOLITAN LIFE
       INSURANCE COMPANY, as Lessor and BUSINESS OBJECTS, INC., as Lessee


                                   EXHIBIT D
                                  PAGE 3 OF 3

               SUMMARY OF COVENANTS, CONDITIONS AND RESTRICTIONS



8. No sign may be installed or replaced upon any lot(s) in the Park unless the sign plan is approved in coordination with the Lessor by the Approving Agent. The only signs permitted are those signs identifying the business name, business, and products of the person or firm occupying the lot(s) and those offering lots for sale or lease and, if desired, the logo of the entity occupying said lot(s). Any sign so permitted must be located in the forty (40) foot frontage setback area and be less than six (6) feet in height. Only one sign is permitted in each frontage setback area abutting a public street. All portions of any permitted sign must be stationary and non-illuminating.

9. Any landscaping affecting any property located in the Park must first be approved, in coordination with the Lessor, by the Approving Agent in writing.

10. Materials, supplies, or equipment, including, but not limited to, company-owned or operated trucks or motor vehicles, are not permitted to be stored in any area on a lot except inside a closed building or behind a visual barrier screening such areas from neighboring properties or streets. All outdoor refuse collection areas must be visually screened. No storage areas or refuse collection areas are permitted to be maintained between a street and the front of the structure nearest such street.

11. No excavation shall be made on, and no sand, gravel, soil, or other material shall be removed from any lot, except in connection with construction of structures which are approved in conjunction with Lessor by Approving Agent.

 To the Lease Agreement Dated January 18, 1996 By and Between METROPOLITAN LIFE
       INSURANCE COMPANY, as Lessor and BUSINESS OBJECTS, INC., as Lessee


                                   EXHIBIT E
                                  PAGE 1 OF 2

                             RULES AND REGULATIONS



1. No advertisement, picture of sign of any sort shall be displayed on or outside the Premises without the prior written consent of the Lessor. Lessor shall have the right to remove any such unapproved item without notice and at Lessee's expense.

2. Except in the normal conduct of its business, Lessee shall not regularly park motor vehicles in designated parking areas after the conclusion of normal daily business activity.

3. Lessee shall not use any method of heating or air conditioning other than that supplied by Lessor without the consent of Lessor.

4. All window coverings installed by Lessee and visible from the outside of the building require the prior written approval of the Lessor.

5. Lessee shall not use, keep or permit to be used or kept any foul or obnoxious gas or substance or any inflammable or combustible materials on or around the Premises.

6. With respect to any locks for which Lessor has not been given a key, Lessee shall provide Lessor a list of individuals who possess such keys and their telephone numbers.

7. Lessee agrees not to make any duplicate keys without the prior consent of Lessor.

8. Lessee shall park motor vehicles in those general parking areas as designated by Lessor except for loading and unloading. During those periods of loading and unloading, Lessee shall not unreasonably interfere with traffic flow within the Project and loading and unloading areas of other Lessees.

9. Lessee shall not disturb, solicit or canvas any occupant of the Building or Project and shall cooperate to prevent same.

10.  No person shall go on the roof without Lessor's permission.

11. Business machines and mechanical equipment belonging to the Lessee which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Lessor or other Lessees, shall be placed and maintained by Lessee, at Lessee's expense, on vibration eliminators or other devices sufficient to eliminate noise vibration.

12. All goods, including material used to store goods, delivered to the Premises of the Lessee shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.

13. Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the Project or on streets adjacent thereto.

14. Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.

15. Lessee shall not store or permit the storage or placement of goods or merchandise in or around the common areas surrounding the Premises. No displays or sales of merchandise shall be allowed in the parking lots or other common areas.

 To the Lease Agreement Dated January 18, 1996 By and Between METROPOLITAN LIFE
       INSURANCE COMPANY, as Lessor and BUSINESS OBJECTS, INC, as Lessee

                                   EXHIBIT E
                                  PAGE 2 OF 2



                             RULES AND REGULATIONS



16. Operating Hours for the Building in which the Premises are located shall be from 7 a.m. to 6 p.m. on generally recognized business days.

17. Tenants are required to use chair pads under all desk chairs in carpeted areas.

18. Smoking is prohibited in all enclosed Common Areas of the building, including, but not limited to, the main lobbies, hallways, stairwells, elevators, elevator lobbies, locker/shower rooms, restrooms, and conference room. The foregoing shall not be deemed to prohibit smoking within demised Premises. When smoking outside the building, ash receptacles must be used by the smoker. Smokers must not leave any smoking material or debris in the area where they have been smoking.